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                                                               Exhibit 10 (xxix)

                          National Data Corporation
                 1984 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                     AMENDMENT EFFECTIVE OCTOBER 22, 1998

    WHEREAS, the stockholders of National Data Corporation (the "Company") approved an amendment to the Company's 1984 Non-Employee Director Stock Option Plan (the "Plan") at the Company's annual meeting of stockholders held on October 22, 1998.

    The Plan is hereby amended as follows:

    Paragraph 4. Shares Subject to Plan is amended by adding a new sentence at
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the end of such paragraph as follows:

         "Effective upon approval of the Amendments to the Plan by the Company's stockholders at the 1998 annual meeting, the number of shares that may be issued thereunder is hereby increased to 545,000 shares."

     Paragraph 5(g) Nonassignability of Option Rights shall be replaced in its
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entirety by the following language:

         "(g) Assignability of Option Rights. No option shall be assignable or
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         transferable by the Grantee except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Title I of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 or to any of the following permitted transferees, upon such reasonable terms and conditions as the Board of Directors or a committee of the Board administering this Plan may establish: (1) one or more of the following family members of the
         Grantee: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relatives, (2) a trust, partnership or other entity established and existing for the sole benefit of, or under the sole control of, one or more of the above family members of the Grantee, or (3) any other transferee specifically approved by the Board of Directors or a committee of the Board administering this Plan after taking into account any state or federal tax, securities or other laws

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          applicable to transferable options. During the lifetime of the
          Grantee, the option shall be exercisable only by the Grantee or a permitted transferee pursuant to this section."

Paragraph 7(b) Termination is amended by adding a new sentence at the end of
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such paragraph as follows:

          "Effective upon approval of the Amendments to the Plan by the Company's stockholders at the 1998 annual meeting, the termination date of the 1984 Non-Employee Director Stock Option Plan is extended from September 6, 1999 to September 6, 2004."

     IN WITNESS WHEREOF, the undersigned has executed this amendment effective as of October 22, 1998.


NATIONAL DATA CORPORATION


By: /s/ E. Michael Ingram
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    E. Michael Ingram
    Senior Vice President,
    General Counsel & Secretary




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